UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 3, 2012

Official Payments Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33475	94-3145844
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

3550 Engineering Drive Suite 400 Norcross, Georgia	30092
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  770-325-3100

Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, Virginia 20191
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 3, 2012, Official Payments Holdings, Inc. (the “Company”) amended its Restated Certificate of Incorporation, or the Charter, to change its name from “Tier Technologies, Inc.” to “Official Payments Holdings, Inc.”, or the “Name Change.”  The Name Change was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on April 8, 2010.  No other changes were made to the Charter.

The Company’s Certificate of Amendment of Restated Certificate of Incorporation is filed herewith as Exhibit 3.1.

In connection with the Name Change, the Company has been assigned the following new CUSIP number for its common stock: 67623R 106.  The Company has also applied for and received a new trading symbol, “OPAY”, which will take effect at the opening of the market on January 4, 2012.  The Company’s common stock continues to trade on the Nasdaq Global Market.

Item 8.01.  Other Events.

On January 3, 2012, the Company issued a press release announcing the Name Change.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Effective at the close of business on December 31, 2011, the address of the Company’s principal executive office changed.  The Company’s principal executive office is now located at 3550 Engineering Drive, Suite 400, Norcross, Georgia 30092.  The telephone number of this office is 770-325-3100.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICIAL PAYMENTS HOLDINGS, INC.
Date: January 3, 2012	By: /s/ Jeff Hodges
Name: Jeff Hodges Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation
99.1	Press Release dated January 3, 2012